Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated March 13, 2007, with respect to the consolidated financial statements, included in this Annual Report (Form 10-K) of Northwest Airlines Corporation (Debtor-in-Possession).

Our audit also included the financial statement schedule of Northwest Airlines Corporation (Debtor-in-Possession) listed in Item 15(a). This schedule is the responsibility of Northwest Airlines Corporation’s (Debtor-in-Possession) management. Our responsibility is to express an opinion based on our audit. In our opinion, as to which the date is March 13, 2007, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

The financial statement schedule does not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the outcome of the uncertainty regarding the Company’s ability to continue as a going concern.

We consent to the incorporation by reference in the following Registration Statements and the related Prospectuses:

1.               Registration Statements on Form S-3 (Nos. 333-65588, 333-107070, 333-107068, and 333-113623) of Northwest Airlines Corporation and Northwest Airlines, Inc.,

2.               Registration Statements on Form S-4 (No. 333-105356) of Northwest Airlines Corporation and Northwest Airlines, Inc., and

3.               Registration Statements on Form S-8 (Nos. 333-12571, 333-66253, 333-75933, 333-90648 and 333-90646) of Northwest Airlines Corporation;

of our report dated March 13, 2007, with respect to the consolidated financial statements of Northwest Airlines Corporation (Debtor-in-Possession) included herein, our report dated March 13, 2007, with respect to management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting of Northwest Airlines Corporation (Debtor-in-Possession), included herein, and our report included in the preceding paragraph with respect to the financial statement schedule of Northwest Airlines Corporation (Debtor-in-Possession) included in this Annual Report (Form 10-K) of Northwest Airlines Corporation (Debtor-in-Possession).

Minneapolis, Minnesota
March 13, 2007